SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported):           July 17, 1995




                            THOMAS EDISON INNS, INC.
             (Exact Name of Registrant as Specified in its Charter)




                                    Michigan
                          (State or Other Jurisdiction
                               of Incorporation)

       0-17442                                    38-2730460
(Commission File Number)                        (IRS Employer
                                             Identification Number)

                 500 North Riverside
                 St. Clair, Michigan               48079
      (Address of Principal Executive Offices)  (Zip Code)



      Registrant's Telephone Number, Including Area Code:  (313) 329-2222











Item 1.  Changes in Control of Registrant.

          On or about July 17, 1995, Thomas Edison Inns, Inc. (the "Company") received a copy of a report on Schedule 13D, which had been submitted for filing with the Securities and Exchange Commission by TEI Acquisition, Inc. ("TAI"). The Schedule 13D reports that TAI was formed to acquire a majority, if not all, of the common stock, $.01 par value per share, of the Company ("Common Stock"). The Schedule 13D indicates that the sole shareholder of TAI is Investall, Inc., a Michigan corporation ("Investall"), and that the sole officer, director and shareholder of Investall is Mr. Douglas F. Ziesemer.

          According to the Schedule 13D, TAI entered into an agreement dated July 6, 1995 (the "Stock Purchase Agreement"), with Donald W. Reynolds, Debra A. Reynolds, Rebecca L. Reynolds-Awtrey, Thomas W. Reynolds, Cynthia Distad and Innkeepers Management Company (collectively the "Sellers") pursuant to which TAI agreed to acquire and the Sellers agreed to sell to TAI 870,248 shares of Common Stock (the "Shares") beneficially owned by the Sellers at a price of $8.50 per share. A copy of the Stock Purchase Agreement is attached as Exhibit 99(b) to this Form 8-K. The Shares represent 57.2% of the outstanding shares of Common Stock. The
Schedule 13D indicates that, because the Shares are currently pledged to other parties, the closing of the purchase of the Shares will take place when all approvals, consents and authorizations for a transfer of the Shares to TAI have been obtained or TAI is otherwise satisfied with respect to the necessity of the approvals, consents and authorizations. If the closing does not take place by September 20, 1995, TAI has the option of either terminating or extending the Stock Purchase Agreement. The Schedule 13D indicates that, concurrently with the execution of the Stock Purchase Agreement, the Sellers granted TAI an Irrevocable Proxy to vote the Shares. If the closing does not occur by September 20, 1995, and TAI elects to terminate the Stock Purchase Agreement, the Irrevocable Proxy would also terminate.

          According to the Schedule 13D, TAI delivered a promissory note (the "Note") to Donald W. Reynolds concurrently with the execution of the Stock Purchase Agreement in the principal amount of $7,397,108, representing the purchase price for the Shares. The Note obligates TAI to make the following payments of principal to the Sellers: $2,000,000 on September 20, 1995; and sixteen payments of $337,319.25 to be paid annually on March 20 and September 20, commencing March 20, 1996, and ending September 20, 2003. Interest will accrue at a rate of 8% per annum and is to be paid at the time each payment of principal is made. At the closing of the purchase of the Shares, the Note is to be secured by a pledge to the Sellers of the Shares purchased by TAI under the Stock Purchase Agreement.

          The Schedule 13D indicates that TAI intends to obtain additional shareholders to assist in providing the funds that will be required to make the payments required by the Note and also intends to obtain debt financing to obtain funds needed to carry out its plan of acquiring additional shares

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of Common Stock.  The Schedule 13D indicates that TAI has not finalized the terms of participation for any investor, but anticipates that Strategic Alliance Corporation ("SAC") will become the principal shareholder of TAI. SAC is described as a private holding company based in Rockford, Illinois. The Schedule 13D also indicates that TAI and SAC have had discussions with lenders to obtain the debt financing necessary to acquire at least 80% of the outstanding Common Stock, but that neither TAI nor SAC have entered into any binding agreement for such financing.

          The Company entered into a Letter of Intent with TAI dated June 16, 1995 (the "Letter of Intent"), in which TAI proposed to acquire the Company by a merger of the Company with TAI. By its terms, the Letter of Intent expired if the parties had not executed a definitive merger agreement on or before July 7, 1995, unless that date was extended by mutual agreement of the parties. The parties did not execute a definitive merger agreement on or before July 7, 1995 and, as of July 17, 1995, the parties had not discussed any extension of the July 7, 1995 deadline. According to the
Schedule 13D, however, TAI intends to proceed with its plans as outlined in the Letter of Intent and as further described in the Schedule 13D. A copy of the Letter of Intent is filed as Exhibit 99(a) to this Form 8-K. The
Schedule 13D also indicates that TAI may only be interested in acquiring 80%, as opposed to 100%, of the outstanding shares of Common Stock.

          The Schedule 13D indicates that TAI is currently exploring and may in the future continue to explore various alternatives with respect to the Company in addition to those discussed above, including (i) the acquisition of additional shares of Common Stock; (ii) an extraordinary corporate transaction, such as a merger, reorganization or share exchange;
(iii) a change in the present board of directors of the Company; (iv) a material change in the capitalization or dividend policy of the Company;
(v) any other material change in the Company's business or corporate structure; and (vi) any action similar to those described in (i) through
(v). The Schedule 13D also indicates that TAI has had and anticipates that it will continue to have discussions with the Company's management concerning the Company.

          Meritage Hospitality Group Incorporated ("Meritage"), a shareholder of the Company, has filed a complaint against Sellers and, as amended, the Company in the United States District Court for the Western District of Michigan Southern Division (the "Court") challenging the voting rights of the Shares. On July 21, 1995, the Court entered a temporary restraining order that (i) prohibits Sellers from voting the Shares at any meeting of the Company's shareholders and from executing any consent in lieu of a meeting of shareholders with respect to the Shares pending a hearing on August 1, 1995; (ii) prohibits the owners of the Shares or any person or entity that claims to have voting rights to the Shares, including TAI, from voting the Shares at any meeting of the Company's shareholders and from executing any consent in lieu of a meeting of shareholders with respect to the Shares pending a hearing on August 1, 1995; (iii) prohibits Meritage and various other shareholders of the Company, other than the

                                  -3-
Sellers, from voting any shares of Common Stock at any meeting of the Company's shareholders and from executing any consent in lieu of a meeting of shareholders with respect to their stock pending a hearing on August 1, 1995; and (iv) prohibits the Company from recognizing or in any way giving effect to any effort to vote any of the Common Stock that would be inconsistent with (i) through (iii) above and from permitting record ownership of any of the Shares to be transferred on the Company's books and records, pending a hearing on August 1, 1995.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

     (a)  Financial Statements of Business Acquired.  Not applicable.

     (b)  Pro Forma Financial Information.  Not applicable.

     (c) Exhibits. The following exhibits are filed as part of this Current Report:

     Exhibit No.                   Document

     99(a)          Letter of Intent between TAI and the
                    Company, dated June 16, 1995.

     99(b) Stock Purchase Agreement between TAI and Donald W. Reynolds, Debra A. Reynolds, Rebecca L. Reynolds-Awtrey, Thomas W. Reynolds, Cynthia Distad and Innkeepers Management Company, dated July 6, 1995.






















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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              THOMAS EDISON INNS, INC.


Date:  August 1, 1995             By /s/ David C. Distad
                                  David C. Distad
                                  Vice President and Chief Financial
                                  Officer (principal financial and
                                  accounting officer)





































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                                 EXHIBIT INDEX

     Exhibit No.                        Document

     99(a)          Letter of Intent between TAI and the
                    Company, dated June 16, 1995.

     99(b) Stock Purchase Agreement between TAI and Donald W. Reynolds, Debra A. Reynolds, Rebecca L. Reynolds-Awtrey, Thomas W. Reynolds, Cynthia Distad and Innkeepers Management Company, dated July 6, 1995.







































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